Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Myriad Genetics, Inc.:

1.	Registration Statement (Form S-3 No. 333-73124) of Myriad Genetics, Inc.,

2.	Registration Statement (Form S-3 No. 333-123914) of Myriad Genetics, Inc.,

3.	Registration Statement (Form S-8 No.’s 333-120398, 333-131653, 333-150792) pertaining to the Myriad Genetics, Inc. 2003 Employee, Director and Consultant Stock Option Plan and Myriad Genetics, Inc. Employee Stock Purchase Plan,

4.	Registration Statement (Form S-8 No. 333-115409) pertaining to the Myriad Genetics, Inc. 2003 employee, Director and Consultant Stock Option Plan,

5.	Registration Statement (Form S-8 No. 333-72978) pertaining to the Myriad Genetics, Inc. 1992 Employee, Director and Consultant Stock Option Plan (As Amended And Restated September 20, 2001),

6.	Registration Statement (Form S-8 No.’s 333-04700, 333-23255, 333-40961, 333-93363) pertaining to the 1992 Employee, Director and Consultant Stock Option Plan,

of our report dated August 25, 2008, with respect to the consolidated financial statements and schedule of Myriad Genetics, Inc., and of our report dated August 25, 2008 with respect to the effectiveness of internal control over financial reporting of Myriad Genetics, Inc., included in this Annual Report (Form 10-K) for the year ended June 30, 2008.

/s/ Ernst & Young LLP

Salt Lake City, Utah
August 25, 2008